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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 April 17, 2003
                         Date of Earliest Event Reported


                           NATIONAL AUTO CREDIT, INC.
             (Exact Name of Registrant as Specified in its Charter)



           DELAWAR                     1-11601                   34-1816760
(State or Other Jurisdiction of     (Commission               (I.R.S. Employer
Incorporation or Organization)       File No.)               Identification No.)



                               555 MADISON AVENUE
                                   29TH FLOOR
                               NEW YORK, NY 10022
              (Address of principal executive offices and zip code)


                                 (212) 644-1400
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name of former address, if changed from last report)




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

National Auto Credit, Inc. (the "Company") announced today its acquisition of ORA/Metro, Incorporated, aka OMI Business Communications, a corporate communication service firms located in New York City. The Company expects to file an additional Form 8-K meeting the requirements of this Item within the time period permitted.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit 99. Press Release issued by the Company on April 17, 2003.


ITEM 9. REGULATION FD DISCLOSURE.

The Company is filing its press release issued on April 17, 2003 as an exhibit hereto pursuant to Regulation FD.





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 17, 2003                    NATIONAL AUTO CREDIT, INC.
                                                (Registrant)



                                            By:/s/ James J. McNamara
                                            ------------------------
                                            James J. McNamara
                                            Chief Executive Officer





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                   NATIONAL AUTO CREDIT ANNOUNCES ACQUISITIONS
                  OF A CORPORATE COMMUNICATION SERVICES COMPANY


New York, New York, April 17, 2003 - National Auto Credit, Inc. [OTCBB:NAKD] ("NAC") announced today its acquisition of ORA/Metro, Incorporated, aka OMI Business Communications, a corporate communication service firms located in New York City. OMI Business Communications, acquired from Dean Thompson, President and sole shareholder, has a rich 15-year history of high quality corporate communication products and services for many large corporations.


OMI BUSINESS COMMUNICATIONS ("OMI)
----------------------------------
OMI, headquartered in New York, New York serves several Fortune 500 clients providing multi-media production services, corporate meeting services, web-site development and web content management. Revenues of OMI for the year ended December 31, 2002 were approximately $2.3 million. NAC issued 200,000 shares of common stock to Mr. Thompson for the acquisition of OMI and NAC assumed approximately $900,000 in bank debt, capital lease obligations and a promissory note payable to Mr. Thompson. The terms of the promissory note is approximately $151,000 to be paid out in monthly installments of principal and interest over a three-year period. In additional, NAC has agreed to a contingent payment of $150,000 in cash based upon OMI's financial performance over the next three years.

As part of the OMI acquisition, the acquired company has also entered into a five-year employment agreement with the principal shareholder, Mr. Thompson, under which Mr. Thompson will serve as President of OMI and (subject to certain limitations) will have control over the day-to-day operations of OMI. Under the terms of his employment, he will be entitled to annual base compensation of $175,000, stock options under NAC's employee stock option plan for up to 200,000 shares of NAC's common stock and a performance bonus based upon the operating results of the OMI.


SUMMARY
-------
James McNamara, Chairman and Chief Executive Officer of NAC, said "The acquisition of OMI is an initial step in NAC's quest to implement its strategic direction for the company into entertainment and corporate communication business units." Mr. McNamara added "The complementary nature of the underlying operations of OMI and the NAC management team allow unique marketing opportunities to expand the business which can enhance future performance and diversify OMI's client base and product offerings."

Dean Thompson, President of OMI said, "OMI has sought a strategic relationship which would allow OMI to expand its operations and vision into new markets and channels of distribution. As part of NAC, OMI has access to exciting new market opportunities in which to capitalize upon and generate future growth."

With the above acquisition, NAC becomes a diverse entertainment and corporate communications business with its investment in the Angelika Film Center in New York


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and OMI. With the acquisition of OMI, pro forma revenues of approximately $2.5 million would be added to NAC's operations.

This news release may include statements that constitute forward-looking statements, usually containing the words "believe", "estimate", "project", "expects", or similar expressions, These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from forward-looking statements. By making these forward-looking statements, NAC undertakes no obligation to update these statements for revisions or changes after the date of this document.






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